ZEPHYR FARMS LIMITED
DEBENTURE DELIVERY AGREEMENT
THIS AGREEMENT is made as of the 19th day of March, 2013 between ZEPHYR FARMS LIMITED (the "Corporation"), a corporation subsisting under the laws of the Province of Ontario in favour of SAMSUNG HEAVY INDUSTRIES CO., LTD. (the "Lender").
RECITALS:

A.
Pursuant to the amended and restated credit agreement (the "Credit Agreement") dated as of March 19, 2013 among the Corporation, as borrower, and the Lender, as lender, the Lender has agreed to extend a certain credit facility to the Borrower for the purposes specifically outlined therein in an aggregate amount of CDN$7,305,471.

B.
The Corporation and the Lender have entered into a turbine supply agreement for the sale of wind turbine generator equipment and related services (6Pf 0002 Zephyr, Brooke-Alvinston 25xc x 4) dated as of June 30, 2010, as amended by a first amendment agreement (the "Master Amendment Agreement") dated February 8, 2012 and as further amended by a master amendment agreement dated March 19, 2013 (as so amended, the "Turbine Supply Agreement").

C.
It is a condition to the extension of the credit by the Lender under the Credit Agreement and the effectiveness of the amendments contemplated under the Master Amendment Agreement that the Corporation issue a $24,000,000 debenture of even date herewith (the "Debenture") in favour of the Lender in order to secure the payment and performance of the Secured Obligations owing by the Corporation to the Lender.

D.	The Lender has agreed to hold the Debenture subject to and upon the terms and conditions set forth in this Debenture Delivery Agreement.
NOW THEREFORE for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation covenants, acknowledges, represents and warrants to and in favour of the Lender, as follows:
1.Recitals Correct
The Corporation confirms the validity and truth of the facts set forth in the Recitals to this Debenture Delivery Agreement, which have the same force and effect as if repeated herein at length.
2.    Definitions
Unless the context otherwise requires or otherwise defined herein, words and phrases defined, given extended meanings or incorporated by reference in the Debenture are used in this

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Debenture Delivery Agreement with the corresponding defined, extended or incorporated meanings so assigned to them therein. In addition, unless the context otherwise requires, in this Debenture Delivery Agreement, the following terms are used with their corresponding defined meanings:
"Credit Agreement" has the defined meaning assigned to it in the Recitals to this Debenture Delivery Agreement.
"Debenture" has the defined meaning assigned to it in the Recitals to this Debenture Delivery Agreement.
"Enforcement Proceedings" means the exercise of any right, including the commencement of any proceeding or the enforcement of the Security or the making of a demand for payment under the Debenture, by the Lender under or pursuant to the Debenture that is designed or intended to collect or recover payment of any Secured Obligation.
"Finance Documents" means (i) the Loan Documents and (ii) the Turbine Supply Agreement.
"Loan Documents" means the Credit Agreement and the Finance Documents (as defined in the Credit Agreement).
"Turbine Supply Agreement" has the defined meaning assigned to it in the Recitals to this Debenture Delivery Agreement.
3.    Reference to Agreements
Each reference in this Debenture Delivery Agreement to any agreement or document (including this Debenture Delivery Agreement and any other defined term that constitutes an agreement or document) at any time shall be construed so as to include such agreement or document (including any attached schedules, appendices and exhibits) and each change made to it at or before that time; provided that no change to this Debenture Delivery Agreement shall be effective unless it is made in compliance with Section 25.2 of the Credit Agreement.
4.    Delivery of Debenture
The Corporation hereby delivers and issues the Debenture to the Lender as collateral security for the due payment and performance of the Secured Obligations to be held by the Lender in accordance with the terms and conditions of this Debenture Delivery Agreement.
5.    Secured Obligations
The Debenture shall be held by the Lender as continuing collateral security to secure the due payment and performance of the Secured Obligations owing by the Corporation to the Lender.
6.    Enforcement

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Notwithstanding any provision contained in the Debenture to the contrary, the Lender may not exercise any Enforcement Proceeding unless an Event of Default (as defined in the Credit Agreement) has occurred and is continuing. Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement) or a Default referred to in Section 5.2(b) or Section 5.2(c) of the Debenture, but not otherwise, the Lender may commence and carry out any Enforcement Proceedings and enforce the Security under the Debenture. The Corporation shall be deemed to be in default of its obligations under this Debenture Delivery Agreement upon the occurrence of any such event.
7.    Application of Payments
Any and all Recoveries received by the Lender under, by reason of or otherwise in respect of the Debenture shall, subject as otherwise provided in any other Finance Document (other than the Debenture) to which the Corporation and the Lender are party, be applied to such item or part of the Secured Obligations as is specified in accordance with Section 6.19 of the Debenture and the Lender may grant extensions of time and other indulgences, take and give up guarantees and Encumbrances, including the Security of the Debenture, modify or abstain from perfecting or taking advantage of Encumbrances including the Security of the Debenture, accept compositions, grant releases and discharges and otherwise deal with the Corporation, debtors of the Corporation, any other person, sureties and others and with any guarantees and Encumbrances, including the Security of the Debenture, all as the Lender may see fit without prejudice to the Secured Obligations or to the right of the Lender to hold, deal with and realize the Security of the Debenture.
8.    No Merger
The Debenture shall not operate by way of merger of any Secured Obligations or under any agreement by which the same may now or at any time hereafter be represented or evidenced and no judgment recovered by the Lender shall merge or in any way affect the Security created by the Debenture.
9.    Security in Addition
This Debenture Delivery Agreement and the Security afforded by the Debenture shall not be prejudiced by any collateral or other guarantees now or hereafter held by the Lender in respect of the Secured Obligations or any other obligations of the Corporation to the Lender or by any exchange, release or variation of any such collateral. The rights of the Lender under this Debenture Delivery Agreement and the Debenture are in addition to and not in substitution for any other Encumbrances, collateral or guarantees now or hereafter held by the Lender in respect of the Secured Obligations.
10.    Collateral Nature of Debenture
The Debenture is intended to operate solely as collateral security for the due payment and performance of the Secured Obligations. Notwithstanding the nominal principal amount and nominal interest rate expressed to be payable under Article 2 of the Debenture, the payment in full of all Secured Obligations in accordance with the terms expressed in the Finance Documents

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(excluding the obligations of the Corporation under Article 2 of the Debenture) shall be deemed to constitute payment in full of all principal and interest expressed to be payable under Article 2 of the Debenture. Notwithstanding the nominal principal amount and nominal interest rate expressed to be payable under the Debenture, the Debenture and the amount secured thereunder are and shall be limited to the amount of the Secured Obligations outstanding from time to time at the interest rate set out in the relevant Finance Document such that payment in full of the Secured Obligations in accordance with the relevant Finance Document shall be deemed to constitute payment in full of all principal and interest expressed to be payable under the Debenture.
11.    Discharge
Upon payment in full by the Corporation to the Lender of the full amount of all Secured Obligations in accordance with the terms expressed in the Finance Documents (excluding the Secured Obligations under Article 2 of the Debenture), the Lender will, within a reasonable time following its receipt of a written request from the Corporation and at the sole cost and expense of the Corporation, deliver up the Debenture to the Corporation and cancel and discharge the Security and execute and deliver to the Corporation such releases, discharges, deeds and other instruments (without recourse, representation or warranty of any kind, save that the Lender has not assigned its rights thereunder) as shall be requisite to discharge the Encumbrances thereby constituted.
12.    Finance Documents
Each of the Debenture and this Debenture Delivery Agreement is a "Finance Document" within the meaning assigned to such term in the Credit Agreement.
13.    Notices
Any notice, demand, consent, approval or other communication given hereunder shall be given and deemed received in the manner prescribed by the notices provisions contained in the Credit Agreement.
14.    Amendments
Subject to Section 3 above, this Debenture Delivery Agreement may not be changed except with the written agreement of the Lender and the Corporation.
15.    Governing Law
This Debenture Delivery Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario including the federal laws of Canada applicable therein, but excluding choice of law rules.
16.    Successors and Assigns
This Debenture Delivery Agreement shall be binding upon the Corporation and each successor of the Corporation upon delivery to the Lender and shall enure to the benefit of the Lender

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and its successors and permitted assigns. Any reference to each of the Corporation and the Lender in this Debenture Delivery Agreement shall be construed accordingly.
17.    Headings
The division of this Debenture Delivery Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture Delivery Agreement. The insertion in this Debenture Delivery Agreement of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Debenture Delivery Agreement.
18.    Number and Gender
In this Debenture Delivery Agreement, words (including defined terms) in the singular include the plural and vice versa (the necessary changes being made to fit the context) and words in one gender include all genders.
19.    Receipt of Copy
The Corporation acknowledges receipt of an executed copy of this Debenture Delivery Agreement.
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IN WITNESS WHEREOF this Debenture Delivery Agreement has been executed and delivered by the Corporation and the Debenture has been delivered to the Lender.

ZEPHYR FARMS LIMITED
Per:	/s/ Thomas Schneider
Name:
Title:	President

Per:	/s/ Wayne Curtis
Name:
Title:	Corporate Secretary
We have authority to bind the Corporation

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